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                             [LETTERHEAD]

                                June 12, 1997

VIA FEDERAL EXPRESS

C. Raymond Maddux
TW Tennessee, L.L.C.
c/o Spartan Food Group, Inc.
1210 Briarville Road
Building E, Suite 500
Madison, Tennessee 37115

       RE: TUMBLEWEED SOUTHWEST MESQUITE GRILL & BAR / APPROXIMATELY $13,200,000.00 OF SALE/LEASEBACK FINANCING (AND IN THE CASE OF ONE PARTICULAR SITE IN HENDERSONVILLE, TENNESSEE, GROUND LEASE FINANCING) AND $1,600,000.00 OF EQUIPMENT LEASE FINANCING FOR ACQUISITION, CONVERSION AND REMODELING OF FIVE(5) EXISTING BARBWIRE RESTAURANTS AND UP TO SEVEN (7) SHONEY'S RESTAURANTS OR OTHER RESTAURANTS AND ACQUISITION AND CONSTRUCTION OF TWO(2) PROTOTYPE RESTAURANTS (THE "PROPERTIES")

Dear Mr. Maddux:

      CNL Fund Advisors, Inc. (the "Company") hereby issues this commitment letter ("Commitment") by which it agrees to enter, or cause an affiliate to enter, into sale-leaseback transactions (and in the case of one particular site located in Hendersonville, Tennessee (the "Hendersonville Property"), a ground lease transaction) with the TW Tennessee, L.L.C. (as "Seller/Lessee") for an amount not to exceed Thirteen Million Two Hundred Thousand Dollars ($13,200,000.00) for acquisition, conversion and remodeling of five (5) Barbwire Restaurants and up to seven (7) Shoney's restaurants or other restaurants, each of which shall be converted to be operated as a Tumbleweed Southwest Mesquite Grill & Bar, and two (2) prototype Tumbleweed Southwest Mesquite Grill & Bar restaurants (each a "Prototype Restaurant") to be constructed, developed and operated (the "Properties") in accordance with the prototype restaurants created and operated by the franchisor of Tumbleweed Southwest Mesquite Grill & Bar, Tumbleweed L.L.C. Seller/Lessee agrees to make the Properties available for acquisition and leaseback within the time periods and subject to the terms and conditions set forth in this Commitment. Seller/Lessee agrees to make its interest in the existing lease for the Hendersonville Property available for assignment to

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Mr. C. Raymond Maddux
June 12, 1997
Page 2

the Company within the time periods and subject to the terms and conditions set forth herein including, without limitation, the terms and conditions of Paragraph 21 of this Commitment. The Properties are to be located in locations to be mutually determined.

      This Commitment provides funding for the acquisition of Properties (and in the case of the Hendersonville Property, ground lease rights) beginning as of the date hereof and ending not later than July 1, 1998; the five(5) Barbwire Restaurants are to be acquired on or before August 1, 1997, with conversion/remodeling to occur on or after the acquisition date. Funding under this Commitment and the obligations of the Company hereunder are both expressly conditioned upon: (a) availability of funds raised by the Company for the purpose of acquiring properties for sale-leaseback transactions; (b) approval of each Property by the Company based on a physical inspection of the Properties and a review of the site and other information to be provided to the Company by Seller/Lessee and specified in the following paragraph; and
(c) final credit approval of Seller/Lessee by the Company.

      Within thirty(30) days following the full execution of this Commitment, and within each ninety(90) day period thereafter until expiration of this Commitment, Seller/Lessee shall submit to the Company, in writing, a list of the prospective Properties for acquisition by the Company which lists shall specify the proposed closing dates and estimated Purchase Prices (as defined below). Contemporaneously with submitting each list of prospective Properties, Seller/Lessee shall submit to the Company, for each Property, complete site information and trade area analyses, and demographic and feasibility studies prepared by Seller/Lessee, which includes a demographic profile of the trade area, aerial photographs and maps indicating the Property location and competition within the trade area, traffic generation information, and photographs of each Property. The Company shall have thirty(30) days after receipt of the complete information in which to reject any Property on the basis of the foregoing information, by written notification to Seller/Lessee. Failure to provide such notification by the Company shall be deemed an approval of the furnished information for purposes of Company's determination of the acceptability of the Property.

This Commitment is made subject to the following terms and conditions:

      1. PURCHASE PRICE. The maximum "Purchase Price" (as hereinafter defined) the Company shall fund for each Property shall not exceed the amount referred to as the "Development Cap" for the total of the "Purchase Cost" and the "Remodel Cost" set forth on the schedule attached hereto as EXHIBIT "A", and shall not cause the appraisal referred to in Paragraph 10.B. hereof to exceed the limitation set forth in that Paragraph. The purchase price for each Barbwire Restaurant Property and Shoney's or other restaurant Property (the"Purchase Price") will equal the total of (i) the actual cost of the land and existing improvements comprising a portion of the Property, plus (ii)


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Mr. C. Raymond Maddux
June 12, 1997
Page 3

the actual and verifiable "hard" construction costs for conversion and remodeling of the improvements into a Tumbleweed Southwest Mesquite Grill & Bar (see paragraph 2 below for a clarification of what costs are "hard" costs) to be constructed on the Property, plus (iii) all approved Seller/Lessee closing costs, plus (iv) all Company closing and acquisition costs, plus (v) all approved Seller/Lessee out-of-pocket "soft" costs related to the Property. The Purchase Price for each of the Prototype Restaurants will equal the total of (m) the actual cost of the land comprising a portion of the Property, plus (n) the actual and verifiable "hard" construction costs for the improvements (as defined in paragraph 2 below) to be constructed on the Property, plus (o) all approved Seller/Lessee closing costs, plus (p) all Company closing and acquisition costs, plus (q) all approved Seller/Lessee out-of-pocket "soft" costs related to the Property. Soft costs submitted by Seller/Lessee for inclusion in the Purchase Price shall not include any internal overhead cost of Seller/Lessee or internal profit. All Company acquisition costs incurred in connection with this transaction shall be paid by Seller/Lessee, but as indicated above the Company will permit Seller/Lessee to include them in the Purchase Price so that the costs will be funded at closing out of the sale-leaseback proceeds. The Company acquisition costs will include an appraisal fee (approximately $2,900.00), an ASTM Phase I Environmental Audit of the Property (approximately $2,500.00), closing fees and expenses (equal to one percent (1.0%) of the Purchase Price), a mechanical/structural inspection of the Property performed by a licensed mechanical engineer (approximately $2,000.00), travel and lodging expenses (not to exceed $2,000.00) related to the physical inspection of the Property by a Company representative, the Company's legal fees related to the closing, and related miscellaneous out-of-pocket expenses (e.g., Federal Express charges). Seller/Lessee's closing costs which will be included in the Purchase Price include title insurance premiums, transfer taxes or stamps, survey costs, recording fees and other closing costs approved by the Company. The Company shall provide Seller/Lessee with initial funding of costs related to the land (and existing improvements, for the Barbwire Restaurants and Shoney's restaurants or other restaurant Properties) acquisition, generally constituting items (i), (iii), (iv), (m), (o) and (p) above. The balance of the Purchase Price, which total Purchase Price shall not exceed such amount previously identified by Seller/Lessee and approved by the Company, shall be paid by the Company in connection with the renovation, remodeling, construction and completion of the improvements pursuant to the Construction Agreement as described below.

      2. IMPROVEMENTS. At closing for all Properties, the Company will enter into a Construction Agreement (or Construction Addendum to the Lease Agreement) with Seller/Lessee whereby it will be Seller/Lessee's responsibility to construct the restaurant improvements on the land. For purpose of subparagraph 1(ii) and (n) above, the "hard" costs of improvements to be funded by the Company are limited to site improvement costs, building structure, doors, wall and floor tile, windows, drop ceiling, plumbing, electrical, and HVAC. "Hard" costs shall not include signs, wall covering (other than tile), counters, floor covering (other than tile), or any other items


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Mr. Raymond C. Maddux
June 12, 1997
Page 4

which may be financed as "equipment". Prior to closing, Seller/Lessee shall obtain and deliver to the Company all necessary governmental permits, licenses and approvals required to commence construction on the Property. The Construction Agreement shall require, among other things: (a) that the Seller/Lessee shall enter into all construction contracts in its name only;
(b) that the project shall be bonded (payment and performance bonds) by a surety company or companies which are acceptable to the Company; and (c) that the Seller/Lessee agrees to complete the improvements in a good and workmanlike manner, in accordance with the plans and specifications approved by the Company and all applicable building codes and governmental requirements. The Construction Agreement will contain a put agreement with the Company whereby it will be Seller/Lessee's responsibility to insure that the improvements are completed according to the schedule attached hereto as EXHIBIT "A". If Seller/Lessee fails to complete the improvements within the prescribed time period, the Company will have the option to require Seller/Lessee to repurchase the land and all improvements completed through that date pursuant to the Construction Agreement. Hard costs shall be advanced by the Company as partial payments of the Purchase Price, on a thirty(30) day draw basis with not less than ten percent (10%) retainage and appropriate lien release and progress payment matters as required under the Construction Agreement and the Company's standard disbursement procedures, in amounts not to exceed the total cumulative Purchase Price for each Property, with any remaining balance to be disbursed upon completion and occupancy. Seller/Lessee shall deliver to the Company prior to the final disbursement of construction funds and prior to Seller/Lessee's occupancy an architects' certificate stating that all the improvements have been fully completed in the manner set forth above and a certificate of occupancy and evidence of compliance with any and all governmental regulations regarding the completion, occupancy and use of the Property, including any and all required licenses or permits, a final contractor's affidavit, an as-built survey, a title policy update and other documentation required by the Company to evidence full payment for all work performed in connection with the project. The Construction Agreement will provide that Seller/Lessee will deliver a completed turn-key facility to the Company. Construction funds will be disbursed to Seller/Lessee by the Company in the manner described in the Construction Agreement and rent shall accrue and be payable on all monies disbursed by the Company from the date of the land closing.

      3. PROTOTYPE RESTAURANT PROPERTIES. Seller/Lessee currently intends to develop the two(2) Prototype Restaurants according to the prototype Tumbleweed Southwest Mesquite Grill & Bar proposed and developed by Seller/Lessee's franchisor, Tumbleweed L.L.C. At or before the time Seller/Lessee proposes Properties for operation of the Prototype Restaurants, Seller/Lessee shall provide a detailed written report with respect to such Prototype Restaurants, including such information and descriptions as Company may require, including without limitation, operating histories of franchisor's prototype restaurants, proforma operating statements, prototype building plans, estimated building costs and other items deemed necessary or advisable by Company. Such


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Mr. C. Raymond Maddux
June 12, 1997
Page 5

Prototype Restaurants shall be subject to Company's prior written approval, which may be approved or disapproved in Company's sole discretion.

      4. CONTRACT FOR PURCHASE AND SALE. Prior to each closing, the Company and Seller/Lessee shall enter into a contract for purchase and sale consistent with this Commitment and containing such commercially reasonable representation and warranties as may be required by the Company.

      5. LEASE. The lease agreements to be entered into between the Company and Seller/Lessee (the "Lease") shall be in form acceptable to the Company. The form of the Lease and all related document shall be finalized within thirty (30) days following the date of the full execution of this Commitment, and shall, upon acceptance of the Seller/Lessee and the Company, be attached to this Commitment as composite EXHIBIT "B". The Lease shall include the following provisions:

      A. TERM. The primary term of the Lease will be twenty (20) years with two (2) successive five(5) year renewal options.

      B. RENT. There shall be an initial construction period rent ("Interim Rent") equal to eleven percent (11.00%)(the "Base Lease Rate") multiplied by the amounts funded by the Company to Seller/Lessee at the land closing, with the Interim Rent being increased for all additional advances of the Purchase Price as made, and with a final adjustment after final funding to equal the Base Lease Rate multiplied by the final total Purchase Price ("Minimum Rent"). The initial annual minimum rent ("Minimum Rent") under the Lease shall be equal to eleven percent (11.00%) multiplied by the Purchase Price. Minimum Rent shall be increased at the end of the sixtieth
           (60th) month after the land closing and at the end of each sixty
           (60) month period thereafter by ten percent (10%) of the Minimum rent payable during the immediately preceding Lease Year. Interim Rent and Minimum Rent will be payable in equal advance monthly installment on the first day of each month, with appropriate adjustments for increases effective as additional advances are made. A percentage rent sum ("Percentage Rent") shall be due and payable in addition to the Minimum Rent. Percentage Rent shall be payable within thirty (30) days following the end of each Lease Year. Percentage Rent due under the Lease in any Lease Year shall equal the difference between (i) five percent (5%) times Seller/Lessee's gross sales for such Lease Year, minus (ii) the Minimum Rent (as adjusted for automatic increases). Percentage Rent shall be calculated on a pro rata basis for any partial Lease Year.


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Mr. C. Raymond Maddux
June 12, 1997
Page 6

      C. LATE CHARGES. A late charge in the amount of five percent(5%) of the amount due shall be payable with respect to any payment due under the Lease which is received more than ten (10) days after the due date. In addition to any late charge, in the event the Company does not receive rent within ten (10) days after the due date, interest shall be due at the highest rate allowable by law and payable with respect to such payment from the expiration of the ten (10) day grace period until the Company receives such payment.

      D. INSURANCE, TAXES, UTILITIES, MAINTENANCE AND REPAIRS. The Lease shall be absolutely triple net. Accordingly, Seller/Lessee shall pay all taxes and assessments, utilities, maintenance costs, repair costs, the costs of replacing obsolete components, and insurance costs applicable to both the Property and any equipment thereon. Seller/Lessee will be required to maintain the Property and all components thereof to a standard which complies with the Lease. At or prior to the closing, Seller/Lessee shall deliver to the Company satisfactory evidence of (i) "all risk" property insurance (including earthquake and flood insurance, where applicable) in an amount not less than the insurable replacement cost of the Property without deductible, (ii) comprehensive general liability insurance and liquor liability insurance, each in an amount not less than Two Million Dollars ($2,000,000.00) for each occurrence, with any deductible to be approved by the Company, and with a general aggregate of Ten Million Dollars ($10,000,000.00), and with an umbrella policy in an amount not less than Ten Million Dollars ($10,000,000.00) per occurrence in excess of the general liability and liquor liability coverages required above, and (iii) business interruption insurance for not less than six (6) months coverage for each occurrence, with any deductible to be approved by the Company. In each case, all insurance shall name the Company and/or its affiliates as an additional insured and coverage may not be amended or canceled without thirty (30) days prior written notice to the Company. All insurance companies shall be selected by Seller/Lessee, rated A minus (A-) or better by Best's Insurance Rating Service, and shall be acceptable to the Company in Company's reasonable discretion.

      7. ASSIGNABILITY OF LEASE INTEREST. Seller/Lessee shall not have the right to sublease the Property or any improvements or assign its rights under the Lease unless it obtains Company's prior written approval. Seller/Lessee may assign its rights under the Lease to Tumbleweed L.L.C. provided that such assignee's financial and credit standing is acceptable to Company in Company's sole discretion, and in such event, Company may elect to release Seller/Lessee from its obligations under the Lease. In connection with and prior to any permitted assignment or subletting, Seller/Lessee


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Mr. C. Raymond Maddux
June 12, 1997
Page 7

           shall give the Company written notice of such an assignment or subletting together with (i) a copy of the assignment or subletting documents, and the name, address and telephone number of the assignee or sublet tenant and (ii) a new insurance policy and binder naming the assignee or sublet tenant operator and occupant of the Property. The Company may assign its rights under the Lease without Seller/Lessee's consent in connection with a transfer of the Property to any affiliate of the Company, and in such event, Seller/Lessee's right of first refusal (defined elsewhere in this Commitment) shall not apply to such assignment and transfer.

      F. CONDUCT OF BUSINESS. The use of the Property shall be limited to the operation of a Tumbleweed Southwest Mesquite Grill & Bar, and Seller/Lessee shall continuously operate such restaurant on the Property except for temporary closure due to repairs, acts of God and similar matters. Notwithstanding the foregoing, certain of the Properties shall continue to operate as Barbwire Restaurants prior to remodeling and conversion, according to the schedule attached hereto as EXHIBIT "A". The Seller/Lessee shall at all times maintain the Property and operate its business in compliance with all applicable regulations and requirements of all county, municipal, state, federal and other governmental authorities, and instruments of record affecting the Property which are now in force or which are enacted during the term of the Lease.

      G. FORM OF ENTITY. Seller/Lessee must be duly formed and in good standing under the laws of the state of its formation and, if it is a foreign entity, it shall be qualified to do business in the state where the Property is located.

      H. SELLER/LESSEE'S FIRST RIGHT OF REFUSAL. The Lease shall provide the Seller/Lessee with a first right of refusal to purchase the Property on the same terms and conditions as those contained in an offer received by the Company from a third party if the Company intends to accept such third party offer. Seller/Lessee's right of first refusal shall not apply to assignments and transfers made by the Company to an affiliate of the Company.

      I. GUARANTY. With respect to the Seller/Lessee's obligations arising under the Lease and related documents, C. Raymond Maddux, Vaughan Allen, Thomas B. Miller and K.L. Dudney shall jointly and severally unconditionally guarantee fifty percent (50%), and Tumbleweed, L.L.C., David M. Roth, Bruce J. Roth and David H. Cooper shall jointly and severally unconditionally guarantee fifty percent (50%), of: (i) Seller/Lessee's full and faithful performance of all of Seller/Lessee's obligations


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Mr. C. Raymond Maddux
June 12, 1997
Page 8

           under the Lease and related documents, to the extent of one hundred percent of any amounts due under such Lease and related documents until completion of remodeling/renovation and the date on which Seller/Lessee begins operating the Tumbleweed Southwest Mesquite Grill & Bar restaurant thereon, and thereafter the first twenty-five percent (25%) of such amounts; and (ii) Seller/Lessee's full and faithful performance of all Seller/Lessee's obligations under the equipment lease financing documents, to the extent of one hundred percent (100%) of any amounts due under such equipment lease financing documents.

      J. OPTION TO PURCHASE. At any time after the seventh (7th) Lease Year, the Seller/Lessee shall have the option to purchase the Property upon the terms and conditions set forth in the Lease provided that Seller/Lessee is not in default at the time of the exercise of such option. The option to purchase the Property shall terminate if the Seller/Lessee's right of first refusal becomes operative, Seller/Lessee does not exercise such right, and the offer triggering Seller/Lessee's right of first refusal closes. In the event the Seller/Lessee exercises its option to purchase, the option purchase price shall be the greater of:

           i. The fair market value of the Property as of the option exercise date determined by an appraiser selected by the Company; or

           ii. The Purchase Price paid by the Company for the Property (as determined under Paragraph 1 hereof) plus twenty percent (20%).

           In the event the appraiser selected by the Company is not acceptable to Seller/Lessee, then for purposes of determining the fair market value of the Property, the Company shall select an appraiser (at its expense) to determine the fair market value of the Property and Seller/Lessee shall also select an appraiser (at its expense) to determine the fair market value of the Property. If such appraisers cannot agree on the fair market value of the Property as of the option exercise date and the lower of the two appraisals is not less than ninety-five percent (95%) of the higher appraisal, then the average of the two (2) appraisals shall be conclusively considered to be the fair market value of the Property. If such appraisers cannot agree on the fair market value of the Property as of the option exercise date and the lower of the two appraisals is less than ninety-five percent (95%) of the higher appraisal, then the two (2) appraisers shall select a third appraiser (the expense of which shall be shared equally by Seller/Lessee and the Company) to determine such fair market value and the average of the three (3)


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Mr. C. Raymond Maddux
June 12, 1997
Page 9

           appraisals shall be conclusively considered to be the fair market value of the Property. If one party fails to select an appraiser within thirty (30) days after the option exercise date, and the other party (the "Second Party") does select an appraiser, then the Second Party may notify the First Party that unless First Party has selected an appraiser within ten (10) days following delivery of the said notice to the First Party, the Second Party's appraisal shall be deemed to represent the fair market value of the Property.

      K. NON-COMPETE. During the term of the Lease and any extensions thereof, Seller/Lessee shall not own an interest in, or operate, another Tumbleweed Southwest Mesquite Grill & Bar within a three
           (3) mile radius of the Property.

      6. SITE INSPECTIONS. The Company reserves the right to physically inspect and approve each Property proposed by Seller/Lessee for closing in accordance with the transactions contemplated herein.

      7. MANAGING OPERATOR(S). The Company's obligations under this Commitment with respect to any Property is subject and contingent upon Company's approval, in its sole discretion, of Seller/Lessee's management Agreement with respect thereto with Tumbleweed, L.L.C., containing such terms as are approved by Company.

      8. ADVERSE CONDITIONS. This Commitment shall be contingent upon no material adverse change in the financial condition of Seller/Lessee or any Guarantor or the occurrence of any event which may, in the Company's reasonable judgment, have a material adverse effect upon the Seller/Lessee or any Guarantor. In addition, the Company's obligation hereunder is subject to the ongoing review of Seller/Lessee's and each Guarantor's financial statements. To that end, the Company shall have the right to review quarterly unaudited statements of Seller/Lessee and of Tumbleweed, L.L.C. and annual personal financial statements of each individual Guarantor, along with any other financial information the Company may reasonably require.

      9. LEGAL DOCUMENTS. Company's counsel will prepare all leases, purchase agreements, construction agreements and related documents. Seller/Lessee and Guarantors agree that approval of such documents shall not be unreasonably withheld.

      10. REQUIRED DOCUMENTS. Not later than thirty (30) days prior to any land closing, the Seller/Lessee must submit or cause to be submitted to the Company or the Company shall have otherwise received the following documents or information in form and substance satisfactory to the Company, and the Company will use its best efforts to review such documents and information and to prepare closing documentation in a timely manner. Failure to furnish any of this information in a timely manner will delay the closing. The Company shall have received and approved:


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Mr. C. Raymond Maddux
June 12, 1997
Page 10

      A. The Company shall order an ALTA Owner's Form of Title Insurance Commitment (an ALTA Leasehold Form of Title Insurance Commitment in the case of the Hendersonville Property) in the amount of the Purchase Price issued by a National Division Office of Lawyers Title Insurance Corporation or another title insurance company acceptable to the Company. A 50 year chain of title shall also be provided to the Company. The title insurance commitment shall provide for extended coverage and any necessary title endorsements required by Company's counsel, and title shall be subject to no material exceptions, unless approved in writing by the Company prior to closing.

      B. The Company shall order an appraisal completed by an appraiser selected by the Company showing that the fair market value of the Property (including improvements to be funded by the Company) is not less than one hundred ten percent (110%) of the Purchase Price.

      C. The Company shall order a current (dated not more than 180 days prior to closing) Phase I environmental assessment report or audit (prepared according to ASTM standards and including the review and delivery to the Company of a 50 year chain of title report) approved by and certified to the Company and its affiliates in accordance with the Company's certification instructions prepared by an appropriately licensed professional selected and approved by the Company, stating, among other things, that:

           i. There is a low likelihood of the existence on the Property of the presence beyond minimum action levels of petroleum, petrochemical, toxic or other hazardous substances.

           ii. Neither the Property nor any property within a one-half (1/2) mile radius thereof (that by reason of its elevation or relative groundwater gradient could result in any contaminants migrating to the Property) is identified on any local, state or federal register as a site containing or potentially containing any hazardous waste or toxic material beyond minimum action levels;

           iii. Nothing in the public records discloses a condition or circumstance with respect to the Property which may require or may hereafter require a clean-up, removal or other remedial action or response which could subject an owner of the Property to any damages, penalties, claims, costs, or expenses;


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Mr. Raymond C. Maddux
June 12, 1997
Page 11

           iv. Based on an actual inspection of the Property and a review of available public records it does not appear that tanks or other facilities (including, but not limited to, petroleum, petrochemical or hazardous waste storage tanks or other facilities) are presently (or have ever been unless removed in accordance with law and with no further action recommended by the applicable governmental authority) located on, under or at the Property.

The firm providing the Phase I report or audit shall deliver to the Company
(a) a copy of their errors and omissions liability coverage policy, which shall be in an amount which is not less than $2,000,000; (b) a statement describing any pending or threatened litigation against such firm; and (c) a resume of the engineers preparing such report or audit.

      D. A copy of the most recent Property real estate tax bill and a copy of the paid receipt therefor.

      E. Five (5) copies of a current (within 90 days prior to closing) survey of the Property certified to the Company and/or its affiliates (as directed by the Company) and the title company, which survey was prepared after the date hereof by a registered surveyor acceptable to the title company issuing the title commitment. The survey must show all existing improvements on the Property, all setback lines, all easements and utility lines, and shall reveal no material encroachments, unless waived by the Company.

      F. Certificates of insurance evidencing liability casualty coverage in the form and amounts required above.

      G. Such documentation as is necessary to evidence the fact that Seller/Lessee is validly organized as a limited liability company and in good standing under the laws of the state of its formation and that it is authorized to do business in the state where the Property is located, together with such resolutions or approvals as are required for it to enter into this Commitment and to consummate the transactions contemplated hereby.

      H. A copy of Seller/Lessee's equipment lease financing documents relating to and encumbering the Property, if any, together with a list of all items financed by the equipment lender/lessor.

      I. If Seller/Lessee presently owns the Property and the Property has existing improvements, Seller/Lessee shall furnish copies of deeds, closing statements,


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Mr. C. Raymond Maddux
June 12, 1997
Page 12

           construction contracts and other information showing Seller/Lessee's original cost of the Property. If new improvements are to be constructed or if existing improvements are to be renovated on the Property, then Seller/Lessee shall furnish such previously-listed information showing the original cost of the Property plus construction bids from general contractors for the construction/renovation of the Property. Such bids are to be submitted on the Company's form and shall include all impact fees, site development costs, and soft costs. The final general construction contract shall contain provisions for (i) ten percent (10%) retainage, and (ii) contractor's submission to the Company of all underlying contracts, invoices and releases with or from materialmen and subcontractors.

      J. Two (2) copies of the governmentally approved site plan for the Property, showing ingress and egress, paving, grading, drainage, all utility connections, parking, the building location and the location of all related facilities.

      K. The Company may, if it so elects, order a current (dated not more than 90 days prior to closing) structural and mechanical report or audit of the building and other improvements, approved by and certified to the Company and its affiliates in accordance with the Company's certification instructions prepared by an appropriately licensed professional approved by the Company, which report or audit shall be satisfactory to the Company in all respects.

      L. Copies of all necessary governmental permits, licenses and approvals required to construct or operate the Property as a Tumbleweed Southwest Mesquite Grill & Bar (including without limitation, the liquor license and the certificate of occupancy or equivalent, issued by the applicable governmental authority).

      M. If Seller/Lessee is a franchisee of the restaurant operated on the Property then Seller/Lessee shall furnish a copy of Seller/Lessee's original franchise agreement as to the Property and, prior to the closing, the Company shall receive from the franchisor a certificate (this form shall be prepared by the Company and provided directly by the Company to the franchisor) verifying, among other things, the existence and validity of the franchise as to both Seller/Lessee and the Property, and that no default exists under the franchise agreement.

      N. Such other information or documentation as the Company might request as a prudent purchaser in order to finalize the transactions contemplated hereby and to comply with the requirements of all local, state and federal agencies, and all regulations and laws to which the Company and its affiliates are subject.

Mr. C. Raymond Maddux
June 12, 1997
Page 13

      11. OPINION OF COUNSEL. As a condition to closing, Company's counsel shall require the opinion of Seller/Lessee's counsel and Guarantors' counsel as to such matters as Company's counsel may deem appropriate, including but not limited to:

      A. Seller/Lessee and Tumbleweed, L.L.C. are duly organized and validly existing under the laws of the state of their formation; have the power and their representatives have been duly authorized to enter into the transactions contemplated by this Commitment; and all necessary approvals required to consummate the transactions contemplated hereby have been obtained.

      B. there is no threatened or pending litigation to Seller/Lessee or any affiliate of Seller/Lessee or Guarantors which might affect either the sale or lease of the Property, or the operation of the contemplated business therein, or which might have a material adverse affect upon the financial condition of Seller/Lessee or Guarantors.

      C. Seller/Lessee and Guarantors are not in violation of any agreement, law, ordinance, regulation, ruling, court order or other governmental enactment regarding the Property and that consummation of the transactions contemplated hereby will not place Seller/Lessee or Guarantors in violation of any such matter.

      D. All documents executed by Seller/Lessee and Guarantors in connection with the closing have been duly executed and delivered, constitute valid and binding obligations of Seller/Lessee and Guarantors, and are enforceable according to their terms.

      E. Seller/Lessee's franchise agreement remains in full force and effect and Seller/Lessee is not in default with respect to any of Seller/Lessee's obligations thereunder.

      F. The contemplated transactions are not security arrangements or financing secured by real property but are, for all purposes, true leases.

      12. CLOSING. At each closing, Seller/Lessee and Guarantors shall execute and/or deliver to the Company all documents, monies, instruments and other items required by this Commitment. The Company's obligation to close is conditioned upon its receipt and approval of all such documents, monies, instruments and items.

Mr. C. Raymond Maddux
June 12, 1997
Page 14

      13. EQUIPMENT LEASE FINANCING. In addition to the sale-leaseback transactions provided for herein, but only upon the election of Seller/Lessee, the Company agrees to enter or cause an affiliate to enter into equipment lease financing transactions with respect to the Properties acquired and developed in accordance with the terms and conditions of this Commitment. The Seller/Lessee and the Company shall enter into a Lease and other documents as may be required by the Company (collectively, the "Financing Documents"), which Financing Documents shall be in form and contain terms satisfactory to the Company. The Company acknowledges that it has agreed to provide equipment lease financing, in amounts not to exceed the applicable amount referred to as "Equipment Cost" set forth on the schedule attached hereto as EXHIBIT "A", with a lease term not to exceed seven (7) years, and with monthly lease payments based upon an interest rate of ten and one-half percent (10.50%) per annum and a seven (7) year amortization schedule. In connection with any such equipment lease financing provided by the Company, Seller/Lessee shall be required to pay all customary equipment lease financing fees and costs, including without limitation, a two percent (2%) commitment/closing fee payable to the Company, taxes, and all closing costs.

      14. APPLICABLE LAW. This Commitment shall be construed in accordance with the laws of the State of Florida. It is agreed that time shall be of the essence all terms and provisions of this Commitment.

      15. SURVIVAL. The terms and conditions of this Commitment shall survive closing with respect to the transaction contemplated herein.

      16. NOT A SECURITY ARRANGEMENT. The parties hereto acknowledge and agree that the contemplated transactions are not intended as a security arrangement or financing by real property, but rather shall be construed for all purposes as true leases.

      17. COMPANY'S RIGHT OF FIRST REFUSAL. During the period of this Commitment, the Company shall have the right to finance, and Seller/Lessee agrees to place with the Company, up to $13,200,000.00 of sale/leaseback transactions. If during the period of time covered by this Commitment, Seller/Lessee desires to enter into sale/leaseback transactions in excess of the funding limits to which the Company is then committed, the Company shall have the right of first refusal to fund any additional properties which Seller/Lessee intends to acquire or sell on a sale/leaseback basis on the same or better terms than are being offered by any third party financing entity.

      18. COMMITMENT PERIOD. This Commitment shall expire unless, on or before ten (10) business days from the date of this Commitment set forth above, this Commitment is accepted and

Mr. C. Raymond Maddux
June 12, 1997
Page 15

returned to the Company together with a commitment fee of $10,000.00. The commitment fee will be retained by the Company in connection with the execution of this Commitment and such fee will be returned at the final closing on the last Property. If the transactions contemplated herein do not close within the time periods specified in this Commitment due to Seller/Lessee's failure to comply with the terms of this Commitment, then the Company shall have the option to terminate its obligation hereunder and retain the commitment fee to cover expenses, in which event this Commitment shall be of no further force or effect.

      19. BROKERAGE. The Company has not engaged any broker with respect to this Commitment, or the sale of Properties by Seller/Lessee to the Company or the leaseback thereof. In the event any brokerage fee or commission is payable to any person in connection with the transactions contemplated herein, Seller/Lessee shall be responsible for paying such fee(s).

      20. ASSIGNMENT OF COMMITMENT. This Commitment is not assignable by Seller/Lessee. The Company may assign this Commitment in whole or part to an affiliate of the Company without Seller/Lessee's consent.

      21. HENDERSONVILLE PROPERTY GROUND LEASE. The terms of Paragraphs 1-20 of this Commitment shall apply to the Hendersonville Property as supplemented by the terms set forth in this paragraph. In the event of a conflict between the terms of Paragraphs 1-20 of this Commitment, as such terms relate to the Hendersonville Property, and this paragraph, the terms of this paragraph shall control.

      A. TERM. The term of the Ground Lease, as hereinafter defined, shall be not less than fifteen (15) years. Seller/Lessee shall, prior to closing, exercise appropriate options under the Ground Lease, as hereinafter defined, in order to achieve such term.

      B. ASSIGNMENT OF GROUND LEASE. The Company will receive an assignment of the ground lessee's interest in the Hendersonville Property, provide funding for the reconstruction, conversion, and remodeling of the existing restaurant building and related improvements (the "Hendersonville Improvements") on the Hendersonville Property, and shall lease the Hendersonville Property and Hendersonville Improvements to Seller/Lessee pursuant to a restaurant lease (as described below) and related agreements. The funding provided for herein will be for the reconstruction, conversion, and remodeling of the Hendersonville Improvements and a leaseback of the Hendersonville Improvements and the Hendersonville Property, with closing (meaning the date on which Seller/Lessee executes and delivers to

Mr. C. Raymond Maddux
June 12, 1997
Page 16

           Company the documents required by the terms of this commitment) to occur not later than July 1, 1998.

      C. REVIEW AND APPROVAL. The ground lease for the Hendersonville Property entered into or to be entered into between the fee owner of the land as "Landlord" (the "Ground Lessor") and Seller/Lessee as "Tenant" (the "Ground Lease") must be acceptable to the Company in all respects. As soon as is practical, but in no event later than thirty (30) days prior to closing, Seller/Lessee shall deliver to the Company for the Company's review a copy of the proposed Ground Lease. In the event Seller/Lessee has already executed such Ground Lease, the Company may require, as a further condition of closing, an amendment thereto containing such terms as are acceptable to the Company. After the Company and its counsel have reviewed the Ground Lease and all other relevant information, the Company's counsel will notify Seller/Lessee in writing of those modifications which are necessary to be made to the Ground Lease before the Ground Lease may be approved by the Company.

      D. ASSIGNMENT. Seller/Lessee shall execute and deliver to the Company an Assignment of Ground Lease in recordable form, pursuant to which all of Seller/Lessee's rights, title and interest in and to the Ground Lease shall be assigned to (but not assumed by) the Company including, without limitation, any rights of first refusal to purchase the Hendersonville Property, options to purchase the Hendersonville Property and options to renew the Ground Lease contained therein.

      E. INDEMNITY. Seller/Lessee shall execute and deliver to the Company an Indemnification Agreement, pursuant to which (i) Seller/Lessee shall acknowledge and agree that the Company's interest in the Property is limited to the interests of the "Tenant" under the Ground Lease and that Seller/Lessee's rights under the Hendersonville Restaurant Lease, as hereinafter defined, are subject in all respects to the terms and conditions of the Ground Lease; and (ii) Seller/Lessee shall covenant and agree to fully perform and comply with any and all obligations on the part of the "Tenant" under the Ground Lease, including without limitation the payment of all rents and other sums payable to the "Landlord" under the Ground Lease and performance and compliance with other terms and conditions of the Ground Lease; and (iii) Seller/Lessee shall covenant and agree to indemnify the Company and hold the Company harmless of, from and against any and all claim, loss or damage whatsoever, including attorneys' fees and costs, relating to the terms and conditions of the Ground Lease and the performance thereof by Tenant.

Mr. C. Raymond Maddux
June 12, 1997
Page 17

      F. TRI-PARTY AGREEMENT. Seller/Lessee, the Ground Lessor and the Company shall enter into a Tri-Party Agreement which shall provide, among other things, that (i) the Ground Lessor acknowledges and consents to the assignment of the Ground Lease by Seller/Lessee to the Company; (ii) the Ground Lessor shall certify that the Ground Lease is in full force and effect, that the Ground Lease has not been amended or modified except as disclosed by the Ground Lessor, and that no defaults or events of default then exist under the Ground Lease; (iii) the Ground Lessor acknowledges and consents to the construction of the Hendersonville
           Improvements by Seller/Lessee (funded by the Company) and the leaseback of same to Seller/Lessee under a separate lease agreement; (iv) the Ground Lessor acknowledges and agrees that Seller/Lessee shall remain liable for, and that the Company shall not be liable for, the performance and compliance with any and all obligations on the part of the "Tenant" under the Ground Lease, including without limitation the payment of all rents and other sums payable to the "Landlord" under the Ground Lease; (v) the Ground Lessor shall henceforth be obligated to provide the Company with any notice required to be served on the "Tenant" under the Ground Lease (including any notices of default, events of default or failures to perform under the Ground Lease) and grant the Company the right to cure such defaults within the applicable curative periods granted to the "Tenant" under the Ground Lease;
           (vi) the Ground Lessor acknowledges and agrees that if the Ground Lease is terminated prior to the expiration of the initial term of the Ground Lease or any renewal/extension thereof (except by reason of condemnation or casualty as provided in the Ground lease), then the Company shall have the option, exercisable by the Company in the Company's sole discretion within thirty (30) days following receipt of notice of the termination from the Ground Lessor, to locate a replacement leaseback tenant under the Hendersonville Restaurant Lease, as hereinafter defined, and enter into a new ground lease with the Ground Lessor with respect to the Property for the remaining term of the Ground Lease and on the same terms and conditions as those set forth in the Ground Lease (and in connection therewith cure or cause to be cured any past defaults under the Ground Lease).

      G. HENDERSONVILLE RESTAURANT LEASE. The lease agreement for the Hendersonville Improvements to be entered into between the Company and Seller/Lessee (the "Hendersonville Restaurant Lease") shall contain all of the terms of the form Lease provided for in Paragraph 5 of this Commitment except as otherwise provided in this sub-paragraph 21.G:

Mr. C. Raymond Maddux
June 12, 1997
Page 18

           (i) TERM. The term of the Hendersonville Restaurant Lease shall be fifteen (15) years with no renewal options. The term of the Hendersonville Restaurant Lease shall expire upon the earlier of (i) the expiration date provided for in the form Lease set forth in Paragraph 5 of this Commitment, (ii) the expiration of the original term of the Ground Lease, or
                 (iii) the earlier termination of the Ground Lease. Seller/Lessee shall have the same rights with respect to renewal of the Hendersonville Restaurant Lease as Seller/Lessee would have under the terms of the form Lease provided for in Paragraph 5 of this Commitment, provided that the Ground Lease also provides for such renewals of its initial term. In the event that the Ground Lease does provide for extensions/renewals of its initial term and Seller/Lessee desires to exercise the right to extend/renew the Ground Lease, Seller/Lessee shall be required to provide the Company with written notice of same not less than ninety
                 (90) days prior to the time that notice to extend the initial term of the Ground Lease must be delivered to the Ground Lessor pursuant to the terms of the Ground Lease. In no event shall Seller/Lessee have the right to extend the term of the Hendersonville Restaurant Lease beyond the term of any extensions/renewals authorized by the Ground Lease.

           (ii) RENT. For purposes of the Hendersonville Restaurant Lease, "Base Lease Rate" shall mean thirteen and one-half percent (13.5%), provided that the remaining term of the Ground Lease as of the date of closing is exactly fifteen (15) years. If the remaining term of the Ground Lease as of the date of closing is a period of time less than fifteen (15) years, the Base Lease Rent to be used for purposes of calculating Interim Rent and Minimum Rent shall be determined by the Company based on the actual remaining term of the Ground Lease. Rent during the construction period shall be calculated by multiplying 11.00% times the amounts theretofore funded by Company pursuant to this Commitment.

           (iii) OPTION TO PURCHASE. The Hendersonville Restaurant Lease shall provide that at any time after the tenth (10th) Lease Year, Seller/Lessee shall have the option to purchase the Hendersonville Improvements and the Company's interest in the Hendersonville Property upon the terms and conditions to be set forth in the Hendersonville Restaurant Lease provided that Seller/Lessee has no uncured default at the time of the exercise of such option. The option to purchase the Hendersonville Improvements and the Company's interest in the Hendersonville Property shall terminate if the Seller/Lessee's

Mr. C. Raymond Maddux
June 12, 1997
Page 19

                 right of first refusal becomes operative, Seller/Lessee does not exercise such right, and the offer triggering Seller/Lessee's right of first refusal closes. The option to purchase shall be subject to the terms of the Ground Lease. In the event Seller/Lessee exercises its option to purchase, the option purchase price shall equal the sum of (A) the net present value (calculated as of the date of payment) of all remaining monthly payments of Minimum Rent (including any scheduled Minimum Rent increases) due to be paid to the Company pursuant to the Hendersonville Restaurant Lease for the then remaining portion of the initial term of the Hendersonville Restaurant Lease, discounted at ten percent (10%) per annum, plus (B) ten (10) months of the then current Minimum Rent.

           (iv) TERMINATION PAYMENT. In the event of the Hendersonville Restaurant Lease is terminated for any reason other than the exercise of the option to purchase or the right of first refusal pursuant to paragraph 5.H and 21.G.(iii) hereof, Seller/Lessee shall pay to the Company a termination payment (as liquidated damages and not as a penalty) equal to the sum of (A) the net present value (calculated as of the date of payment) of all remaining monthly payments of Minimum Rent (including any scheduled Minimum Rent increases) due to be paid to the Company pursuant to the Hendersonville Restaurant Lease for the then remaining portion of the initial term of the Hendersonville Restaurant Lease, discounted at ten percent (10%) per annum, plus (B) ten (10) months of the then current Minimum Rent.

      If this Commitment is acceptable to you, please sign the space provided below and return one executed original letter to my office. Following receipt of the executed Commitment, I shall instruct our legal counsel to prepare definitive documents consistent with the foregoing terms and conditions. If you have any questions, please do not hesitate to call me.


                                         Very truly yours,

                                         CNL FUND ADVISORS, INC.

                                         By: /s/ Robert A. Bourne
                                             ---------------------------------
                                             Robert A. Bourne, President

Mr. C. Raymond Maddux
June 12, 1997
Page 20

ACCEPTED AND AGREED:

AS TO SELLER/LESSEE:

TW TENNESSEE, L.L.C.

By: Ray Maddux
    ---------------------------

Name: Ray Maddux
      -------------------------

As its: Chief Manager/President
        -----------------------

Date: June 16, 1997
      -------------------------

Mr. C. Raymond Maddux
June 12, 1997
Page 21

AS TO GUARANTORS:

TUMBLEWEED, L.L.C.

By: James Mulrooney
    ----------------------------

Name: James M. Mulrooney
      --------------------------

As its: Executive VP & CFO
        ------------------------

Date: 6-17-97
      --------------------------

/s/ C. Raymond Maddux
--------------------------------
C. RAYMOND MADDUX


Date: 6/16/97
      --------------------------

/s/ Vaughan Allen
--------------------------------
VAUGHAN ALLEN

Date: 6/16/97
      --------------------------

/s/ Thomas B. Miller
--------------------------------
THOMAS B. MILLER

Date: 6/16/97
      --------------------------

Mr. C. Raymond Maddux
June 12, 1997
Page 22

/s/ K.L. Dudney
--------------------------------
K.L. DUDNEY

Date: 6-17-97
      ---------------------------

/s/ David M. Roth
--------------------------------
DAVID M. ROTH

Date: 6/19/97
      ---------------------------

/s/ Bruce J. Roth
--------------------------------
BRUCE J. ROTH

Date: 6-19-97
      ---------------------------

/s/ David H. Cooper
--------------------------------
DAVID H. COOPER

Date: 6-19-97
      ---------------------------

Exhibits:

A - Property List with Purchase Cost and Remodel Cost

Composite B - Lease Form

                               BY-LAWS
                                 OF
                              TUMBLEWEED
                          MARKETING FUND, INC.

                               BY-LAWS
                                 OF
                    TUMBLEWEED MARKETING FUND, INC.


SECTION                                                                   PAGE
-------------------------------------------------------------------------------


1 PURPOSES AND OFFICES...................................................... 1

1.1 PURPOSES................................................................ 1

1.2 PRINCIPAL OFFICE........................................................ 1

1.3 REGISTERED OFFICE....................................................... 1

2 MEMBERS................................................................... 2

2.1 CLASSES OF MEMBERS...................................................... 2

2.2 MEMBERSHIP.............................................................. 2
    (a) Qualification for Membership........................................ 2
    (b) Transfer of Tumbleweed Outlet....................................... 3
    (c) Multiple Franchises, Licensors, Licensees........................... 3

2.3 CONTRIBUTIONS OF MEMBERS................................................ 3
    (a) Contributions....................................................... 3
    (b) Use of Contributions by the Corporation............................. 4

2.4 MAXIMUM RATE OF CONTRIBUTION; VOTING ON INCREASED RATE.................. 4

2.5 EXPENDITURES............................................................ 4

2.6 FINANCIAL STATEMENTS.................................................... 5

2.7 MEMBERS IN GOOD STANDING................................................ 5

2.8 MEMBERS NOT IN GOOD STANDING............................................ 5

3 MEETINGS OF MEMBERS....................................................... 5

3.1 ANNUAL MEETINGS......................................................... 5
    (a) Scheduling of Annual Meetings....................................... 5
    (b) Order of Business at Annual Meeting................................. 6

3.2 SPECIAL MEETINGS........................................................ 6

3.3 NOTICES OF ANNUAL OR SPECIAL MEETINGS................................... 6

3.4 GOVERNANCE OF MEETINGS.................................................. 6

3.5 EXPENSES................................................................ 7

                               BY-LAWS
                                 OF
                    TUMBLEWEED MARKETING FUND, INC.


SECTION                                                                   PAGE
-------------------------------------------------------------------------------

3.6 WAIVER AND CONSENT TO MEETINGS........................................  7

3.7 CLOSING MEMBER RECORD BOOKS AND FIXING OF A RECORD DATE...............  7

3.8 VOTING BY MEMBERS.....................................................  7

3.9 VOTING BY CERTAIN HOLDERS.............................................  8
    (a) Entities..........................................................  8
    (b) Administrators, Executors, Guardians, Conservators, and Trustees..  8
    (c) Receiver..........................................................  8
    (d) Control by Two or More Fiduciaries................................  8
    (e) Pledged Outlets...................................................  8
    (f) Corporation's Recognition of Authorized Persons...................  9

3.10 DISPUTES.............................................................  9

3.11 VOTING RECORD........................................................  9

3.12 QUORUM AND MAJORITY VOTE.............................................  9

3.13 PROXIES..............................................................  9

3.14 ACTION BY CONSENT OF MEMBERS......................................... 10

4 DIRECTORS............................................................... 10

4.1 GENERAL POWERS........................................................ 10

4.2 NUMBER OF DIRECTORS; TERM OF OFFICE................................... 10
   (a) Initial Board of Directors......................................... 10
   (b) Increase of Board of Directors to Four Persons Within Three Months. 10
   (c) Composition of the Board of Directors.............................. 10
   (d) Term of Office; Removal............................................ 11

4.3 ELECTION OF FRANCHISEE DIRECTOR(S).................................... 12
    (a) Election By Mail-In Ballot........................................ 12
    (b) Election At Meeting............................................... 13

4.4 ELIGIBILITY TO BE DIRECTOR............................................ 14
    (a) Eligibility to be Franchisee Director............................  14
    (b) Eligibility to be Franchisor Director............................. 14
    (c) Failure of Eligibility............................................ 14

4.5 CHAIRPERSON AND VICE CHAIRPERSON...................................... 14
    (a) Election of Chairperson and Vice Chairperson...................... 14
    (b) Duties of Chairperson and Vice Chairperson........................ 14

                               BY-LAWS
                                 OF
                    TUMBLEWEED MARKETING FUND, INC.


SECTION                                                                   PAGE
-------------------------------------------------------------------------------

4.6 PURPOSES AND DUTIES OF THE BOARD...................................... 15
    (a) Advertising, Publicity, and Promotional
        Programs of the Corporation....................................... 15
    (b) Establishment of Rules and Regulations............................ 15
    (c) Performance of Acts and Functions Granted Under
        Articles or By-Laws............................................... 15

4.7 ANNUAL AND REGULAR MEETINGS........................................... 16

4.8 SPECIAL MEETINGS...................................................... 16

4.9 NOTICE................................................................ 16

4.10 QUORUM............................................................... 16

4.11 MANNER OF ACTING..................................................... 16

4.12 VACANCIES............................................................ 16

4.13 COMPENSATION......................................................... 17

4.14 GUESTS AT BOARD MEETINGS............................................. 17

4.15 GOVERNANCE OF MEETINGS............................................... 17

4.16 ACTION BY WRITTEN CONSENT............................................ 17

5 OFFICERS................................................................ 18

5.1 CLASSES............................................................... 18

5.2 ELECTION AND TERM OF OFFICE........................................... 18

5.3 REMOVAL AND RESIGNATIONS.............................................. 18

5.4 VACANCIES............................................................. 18

5.5 CHAIRPERSON OF THE BOARD.............................................. 18

5.6 PRESIDENT............................................................. 19

5.7 VICE PRESIDENT........................................................ 19

5.8 TREASURER............................................................. 19

5.9 SECRETARY............................................................. 20

5.10 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES....................... 20

5.11 COMPENSATION......................................................... 20

                               BY-LAWS
                                 OF
                    TUMBLEWEED MARKETING FUND, INC.


SECTION                                                                   PAGE
-------------------------------------------------------------------------------

6 CONTRACTS, LOANS, CHECKS AND DEPOSITS................................... 20

6.1 CONTRACTS............................................................. 20

6.2 LOANS................................................................. 20

6.3 CHECKS, DRAFTS, ETC................................................... 21

6.4 DEPOSITS.............................................................. 21

6.5 ANNUAL COMPILATION.................................................... 21

7 EXECUTIVE AND OTHER COMMITTEES.......................................... 21

7.1 EXECUTIVE COMMITTEE................................................... 21
    (a) Authority......................................................... 21
    (b) Tenure and Qualifications......................................... 22
    (c) Meetings.......................................................... 22
    (d) Quorum............................................................ 22
    (e) Action Without a Meeting.......................................... 22
    (f) Vacancies......................................................... 22
    (g) Resignations and Removal.......................................... 22

7.2 OTHER COMMITTEES....................................................... 22

8 MISCELLANEOUS........................................................... 23

8.1 AMENDMENTS............................................................ 23
    (a) Authority to Alter, Amend, or Repeal.............................. 23
    (b) Procedure......................................................... 23

8.2 FISCAL YEAR........................................................... 23

8.3 SEAL.................................................................. 24

8.4 NOTICES............................................................... 24
    (a) Delivery of Notice................................................ 24
    (b) Effective Date of Notice.......................................... 24

8.5 WAIVER OF NOTICE...................................................... 24

8.6 CONSTRUCTION.......................................................... 24

                                BY-LAWS OF
                       TUMBLEWEED MARKETING FUND, INC.

-------------------------------------------------------------------------------


                                 ARTICLE
                                    1
                            PURPOSES AND OFFICES


  1.1  PURPOSES

       The primary object and purpose of the Corporation is to plan, prepare, design, produce, broadcast, distribute, maintain, supervise, and administer national, regional, and local advertising and promotional programs, materials, and activities for present and future Tumbleweed restaurant outlets and all activities related thereto, INCLUDING, BUT NOT LIMITED TO,
(i) television, radio, magazine, and newspaper advertising, print media, direct mail, and outdoor billboard advertising, (ii) advertising related to special offers and promotions and introductory products, (iii) marketing surveys and other public relations activities, AND (iv) the engaging and consulting with advertising and public relations firms to assist in such activities (collectively, the "NATIONAL ADVERTISING PROGRAM"). The establishment and operation of this Corporation and the National Advertising Program shall not constitute this Corporation's or the Franchisor's (as hereinafter defined) assumption of either responsibility for or coordination of local advertising programs for any Franchisee, Licensor, or Licensee (as such terms are hereinafter defined). There is no assurance that all Franchisees, Licensors, or Licensees will benefit directly or pro rata from any advertising carried out as a part of the National Advertising Program.

  1.2  PRINCIPAL OFFICE.

       Unless and until changed by the Board of Directors (the "BOARD"), the principal office of the Corporation in the Commonwealth of Kentucky shall be located at 1900 MELLWOOD AVENUE, LOUISVILLE, JEFFERSON COUNTY, KENTUCKY 40206. The Corporation may have such other offices, either within or without the Commonwealth of Kentucky, as the Board may deem advisable.

  1.3  REGISTERED OFFICE.

       The registered office of the Corporation may be, but need not be, identical with its principal office in the Commonwealth of Kentucky. The address of the registered office may be changed from time to time by the Board.

                                 ARTICLE
                                    2
                                 MEMBERS

  2.1  CLASSES OF MEMBERS

       As provided in the Corporation's Articles of Incorporation, the Corporation shall have two (2) classes of members ("MEMBERS"), which shall be designated as "VOTING MEMBERS" and "NONVOTING MEMBERS." The sole
Voting Member of the Corporation shall be TUMBLEWEED, LLC, a Kentucky limited liability company, or its successors or assigns (the "FRANCHISOR");
PROVIDED, HOWEVER, that the Board may, in its sole discretion, grant voting rights to one or more affiliates or Licensors. All other Members shall be Nonvoting Members.

  2.2  MEMBERSHIP

       (a)  QUALIFICATION FOR MEMBERSHIP

            Subject to the provisions of Section 2.2(c) hereof, the Members of the Corporation shall be:

            (i)   The Franchisor;

            (ii) Each sole proprietor, partnership, corporation, limited liability company, or other entity that is now or subsequently becomes a franchisee of Franchisor (each, a "FRANCHISEE," and, collectively, the "FRANCHISEE");

            (iii) If and to the extent authorized in advance by written resolution of the Board, each sole proprietor, partnership, corporation, limited liability company, or other entity that is now or subsequently becomes licensed by Franchisor to use or license others to use all or any of the registered or unregistered trade names, trademarks, service marks, or logos of Franchisor (each, a "LICENSOR," and, collectively, the "LICENSORS"); AND

            (iv) If and to the extent authorized in advance by written resolution of the Board, each sole proprietor, partnership, corporation, limited liability company, or other entity that is now or subsequently becomes licensed by any Licensor to use all or any of the registered or unregistered trade names, trademarks, service marks, or logos of Franchisor which Licensor is permitted to further license under its license agreement with Franchisor (each, a "LICENSEE," and, collectively, the "LICENSEES");

PROVIDED, HOWEVER, that no Franchisee, Licensor, or Licensee shall become a Member of the Corporation UNLESS AND UNTIL such Franchisee, Licensor, or Licensee has entered into a valid ADVERTISING AGREEMENT with the Corporation in a form approved by the Board (the "ADVERTISING AGREEMENT").

       (b)  TRANSFER OF TUMBLEWEED OUTLET

            The transfer by a Member of a Tumbleweed restaurant, outlet, or other site or entity legally using any one or more of the registered or unregistered trade names, trademarks, service marks, or logos of Franchisor pursuant to a license or franchise by Franchisor or pursuant to a license by a Franchisor-authorized Licensor (as applicable, an "OUTLET") in accordance with the provisions of the applicable franchise, development, license, or other agreement between such Member and Franchisor or between such Member and a Franchisor-authorized Licensor, as the case may be, shall automatically result in the transferee becoming a Member of the Corporation and being subject to the terms and conditions of these By-Laws and the Advertising Agreement entered into by such transferee's predecessor(s)-in-interest; PROVIDED, HOWEVER, that the Board may require such transferee to enter into a new Advertising Agreement or an assignment or other agreement under which the transferee acknowledges such transferee's adoption of the Advertising Agreement entered into by the transferee's predecessor(s)-in-interest.

       (c)  MULTIPLE FRANCHISEES, LICENSORS, LICENSEES

            No Franchisee, Licensor, or Licensee shall be entitled to more than ONE (1) MEMBERSHIP in the Corporation regardless of the number of Outlets franchised or licensed to such Franchisee, Licensor, or Licensee. Any Franchisee, Licensor, or Licensee that owns, or is entitled, directly or indirectly, to vote or control, MORE THAN 50% in the aggregate of the outstanding voting rights of another Franchisee, Licensor, or Licensee AND the Franchisee, Licensor, or Licensee so owned or controlled shall together be deemed to be a single Franchisee, Licensor, or Licensee and shall be entitled to only one (1) membership in the Corporation. In the event that there is a dispute as to whether a Franchisee, Licensor, or Licensee owns, or is entitled, directly or indirectly, to vote or control, MORE THAN 50% in the aggregate of the outstanding voting rights of any other Franchisee, Licensor, or Licensee, the determination of the Board shall be conclusive and binding.

  2.3  CONTRIBUTIONS OF MEMBERS

       (a)  CONTRIBUTIONS

            Each Member shall contribute to the Corporation on a monthly basis an amount equal to such percentage of Gross Sales as may be designated by the Board from time to time, SUBJECT, HOWEVER, to the limitations set forth in Section 2.4 hereof. The obligation to make such contribution shall accrue when and as the Gross Sales of such Member occur during each month, but the payment of such contribution shall be deferred and paid on or before the TWENTIETH (20TH) DAY of the immediately following month (the "DUE
DATE"). For all purposes of these By-Laws, the term "GROSS SALES" shall mean the same Gross Sales as those upon which the Member pays its royalty, franchise, license, or other fees to Franchisor or a Licensor (or if there are no such royalty, franchisee, license, or other fees as to such Franchisee, Licensor, or Licensee, then such term shall have the same meaning as the definition of "Gross Sales" set forth in Franchisor's standard form of franchise agreement as attached to the Uniform Franchise Offering Circular most recently then in effect for Franchisor). There shall be a finance charge equal to THE LESSER of 12% PER ANNUM OR the maximum amount permitted by law on any balance outstanding after THIRTY (30) DAYS following the due date. The rate of contribution to the Corporation may be changed from time to time by the Board, SUBJECT, HOWEVER, to the maximum rate applicable at such time under Section 2.4 hereof; PROVIDED, HOWEVER, no such change shall be effective unless and until at least THIRTY (30) DAYS notice thereof is given to the Members.

       (b)  USE OF CONTRIBUTION BY THE CORPORATION

            All contributions of Members and all income thereon shall be received by the Corporation in trust and held in one or more depository or investment accounts collectively called the "NATIONAL ADVERTISING FUND." Such funds shall be disbursed and expended solely for the nonprofit purposes set forth in the Corporation's Articles of Incorporation.

  2.4  MAXIMUM RATE OF CONTRIBUTION; VOTING ON INCREASED RATE

       The maximum monthly contribution rate shall be such of the following as may be applicable;

            (i) ONE PERCENT (1%) during any period that there are FEWER THAN 100 OUTLETS in operation;

            (ii) ONE AND ONE-HALF PERCENT (1-1/2%) during any period that there are BETWEEN 100 AND 199 OUTLETS in operation, inclusively;

            (iii) TWO PERCENT (2%) during any period that there are BETWEEN 200 AND 299 OUTLETS in operation, inclusively; OR

            (iv) THREE PERCENT (3%) during any period that there are MORE THAN 300 OUTLETS in operation.

Any proposal by the Board to change the rate of contribution to a rate which is in excess of the maximum rate of contribution applicable at such time under the preceding restrictions shall require the unanimous consent of the Members.

  2.5  EXPENDITURES

       The Corporation may spend in any fiscal year an amount greater or less than the aggregate contributions to and income of the Corporation in such fiscal year. If the Corporation has excess funds at the end of a fiscal year, all expenditures in the following fiscal year(s) shall be made (i) first, out of accumulated earnings from previous fiscal years, (ii) second, out of earnings in the current fiscal year, AND (iii) third, from contributions.

  2.6  FINANCIAL STATEMENTS

       Upon request, a copy of the Corporation's financial statements prepared by the Corporation's certified public accounts shall be provided without charge to any Member in good standing.

  2.7  MEMBERS IN GOOD STANDING

       Every Member (i) who continues to be a valid and current Franchisee, Licensor, or Licensee, (ii) who is not in default to the Corporation on its obligations under Section 2.3(a) hereof with respect to any Outlet, AND (iii) who is not in default to the Corporation on any other obligations for a period in excess of FORTY-FIVE (45) DAYS, shall be a Member in good standing of the Corporation. Any Member who ceases to be a Franchisee, Licensor, or Licensee shall also immediately thereupon cease to be a Member of the Corporation, BUT shall remain liable to the Corporation for any obligations accrued through the date of such cessation, INCLUDING, BUT NOT LIMITED TO, the obligation to make contributions to the Corporation based on Gross Sales through the date of such cessation.

  2.8  MEMBERS NOT IN GOOD STANDING

       Every Member who is not in good standing pursuant to Section 2.7 hereof shall automatically lose all rights and privileges of a Member, INCLUDING, BUT NOT LIMITED TO, the right to attend meetings or receive notices thereof, but each such Member who is not in good standing shall continue to be obligated to pay the contributions to the Corporation provided for under Section 2.3(a) hereof and shall be subject to all other obligations and duties of a Member. Upon correction of all deficient matters described in
Section 2.7 hereof, a Member shall be reinstated as a Member in good standing.


                                 ARTICLE
                                    3

                           MEETINGS OF MEMBERS

  3.1  ANNUAL MEETINGS

       (a)  SCHEDULING OF ANNUAL MEETINGS

            The annual meeting of the Members shall be held at such time and place as the Chairperson of the Board may designate, or as may be otherwise directed by the Board. If the Board determines that it is not feasible to have all Members attend a single annual meeting, two or more annual meetings shall be held at such times and places as the Chairperson of the Board may designate or as may be directed by the Board. If, for any reason, the annual meeting(s) of the Members shall not be held on the day designated, such meeting(s) may be called and held as special meeting(s) or as rescheduled annual meeting(s).

       (b)  ORDER OF BUSINESS AT ANNUAL MEETING

            Unless and except to the extent otherwise directed by the Board, the order of business at the annual meeting(s) of the Members shall be as follows:

            (i)   Reading of minutes of last preceding meeting;

            (ii) Report of the chief executive officer and/or other officer(s) designated by the chief executive officer or the Board to report;

            (iii) Report of the Treasurer;

            (iv)  Transaction of other business; AND

            (v)   Adjournment;

PROVIDED, HOWEVER, that the presiding officer of any such meeting may, in the absence of any valid objection, vary the order of business in such presiding officer's discretion.

  3.2  SPECIAL MEETINGS

       Special meetings of the Voting and/or Nonvoting Members may be called at any time by the Board. The Board may designate any place within or without the Commonwealth of Kentucky as the place for any special meeting of the Members. If no such designation is made, the place of meeting shall be at the registered office of the Corporation in the Commonwealth of Kentucky.

  3.3  NOTICE OF ANNUAL OR SPECIAL MEETINGS

       Written notice stating the place, day and hour of any annual or special meeting shall be delivered not less than 10 days nor more than 50 days before the date of the meeting by or at the direction of the Chairperson of the Board, the Secretary, or the Board, to each Voting and/or Nonvoting Member who will be entitled to vote on the matters intended to be considered at such meeting. The notice for an annual meeting shall state that the meeting being called is an annual meeting; otherwise, a notice for any annual or special meeting may, but need not, state the general or specific purpose or purposes for such meeting.

  3.4  GOVERNANCE OF MEETINGS

       The Chairperson of the Board and the Secretary of the Corporation shall act as the chairperson and secretary, respectively, at each meeting of the Voting and/or Nonvoting Members of the Corporation.

  3.5  EXPENSES

       The costs and expenses associated with conducting annual or special meetings shall be paid by the Corporation to such extent as may be authorized by the Board.

  3.6  WAIVER AND CONSENT TO MEETINGS

       Attendance at a meeting, whether annual or special, shall constitute a waiver of notice, UNLESS such attendance is expressly for the purpose of objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened. If a meeting of the Voting and/or Nonvoting Members shall occur without all of the Voting and/or Nonvoting Members in attendance, as may be applicable, a prior or subsequent written waiver of notice or consent to the holding of such meeting by the absent Members of such class or classes as may be applicable shall be equivalent to the call and giving of any requisite notice, and such meeting shall be valid without call or notice, and any corporate action may be taken at such meeting.

  3.7  CLOSING MEMBER RECORD BOOKS AND FIXING OF A RECORD DATE

       The Board may close its Voting and/or Nonvoting Member record books, as may be applicable, for a period not exceeding 50 days nor less than 10 days, immediately prior to the date of any meeting of such class or classes of Members, or in lieu thereof, may fix in advance a date, not exceeding 50 days and not less than 10 days prior to the date of any meeting of such class or classes of Members, as the record date for the determination of the Voting and/or Nonvoting Members entitled to notice of, to attend, and to vote (to the extent, and on such matters as, such Member is entitled to vote) at, such meeting. The Voting and/or Nonvoting Members of record on such record date, as may be applicable, shall be the Members entitled to notice of, to attend, and to vote (to the extent, and on such matters as, such Member is entitled to vote) at, such meeting. If the Member record books are not closed and no record date is fixed by the Board, the date on which notice of the meeting is mailed shall be deemed to be the record date for the determination of the Voting and/or Nonvoting Members of the Corporation for the purposes set forth in the immediately preceding sentence. When a determination of Members has been made as provided herein, such determination shall apply to any adjournment of the meeting for which such determination was made.

  3.8  VOTING BY MEMBERS

       Each Member in good standing on both the record date with respect to a meeting of the Members of such class and the date of such meeting shall, at such meeting, be entitled to ONE (1) VOTE for each Outlet owned or controlled by such Member on each matter on which such Member is entitled to vote. A Member may cast all or none (BUT NOT some, BUT fewer than all) of such Member's votes on each matter properly submitted to be voted on by such Member. Notwithstanding any other provision hereof which might be construed to the contrary, Nonvoting Members may vote only on those matters set forth in Sections 2.4 and 4.3 hereof. Voting Members shall be entitled to vote on all matters to be voted on by the Members or any class thereof.

  3.9  VOTING BY CERTAIN HOLDERS

       (a)  ENTITIES

            A Member which is a corporation, partnership, limited liability company, or other entity may cast its votes in such manner as directed by such Member's president, chief executive officer, general partner, manager, or other party charged with management of the entity, or by proxy appointed by any of such persons or the governing board, if any, of such entity, or by such other officer, agent or proxy as the by-laws, partnership agreement, operating agreement, or other governing instrument of such entity may prescribe.

       (b)  ADMINISTRATORS, EXECUTORS, GUARDIANS, CONSERVATORS, AND TRUSTEES

            A Member controlled by an administrator, executor, guardian or conservator may have its votes cast by such fiduciary, either in person or by proxy, without a transfer of any interests of such Member into such fiduciary's name. A Member controlled by a trustee may have its votes cast by such trustee, either in person or by proxy, but no trustee shall be entitled to so vote without a transfer of the Member's interests into the trustee's name.

       (c)  RECEIVER

            A Member controlled by a receiver may have its votes cast by such receiver, and such votes may be cast without the transfer of the Member's interests into such receiver's name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

       (d)  CONTROL BY TWO OR MORE FIDUCIARIES

            If a Member is controlled jointly by two or more fiduciaries, unless the Secretary of the Corporation is given written notice to the contrary by any of such fiduciaries, the vote of one or more of such fiduciaries shall be presumed to be the vote of all such fiduciaries. If a Member is controlled jointly by two or more fiduciaries, the directions of the majority (or both in the case of two fiduciaries) of such fiduciaries shall control the manner of voting or the giving of a proxy unless the instrument or order appointing the fiduciaries otherwise directs. If, in any case, fiduciaries are equally divided upon the manner of casting votes which they are jointly authorized to vote, any court of competent jurisdiction may, upon petition filed by any of the fiduciaries, or by any beneficiary, appoint an additional person to act with the fiduciaries in determining the manner in which the votes shall be cast upon the particular questions as to which the fiduciaries are divided.

       (e)  PLEDGED OUTLETS

            A Member whose Outlets are pledged shall be entitled to cast such Member's votes until the Outlets have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to cast the votes attributable to the Outlets so transferred.

          (f)   CORPORATION'S RECOGNITION OF AUTHORIZED PERSONS

     Unless objection is filed at the beginning of a meeting by another person purporting to represent the Member, the secretary of the meeting may recognize any person purporting to represent a Member at such meeting as being the person authorized to so represent such Member. Any officer of the Corporation may, but shall not be required to, demand written proof that the person purporting to represent a Member at a meeting is, in fact, authorized to so represent such Member. Such proof, if demanded, shall be presented prior to such person's casting, or further casting, as the case may be, of such Member's votes.

      3.10   DISPUTES

      Any dispute as to the voting rights of a Member shall be submitted to the Secretary of the Corporation to be decided upon by the chief executive officer of the Corporation, with the Member whose voting rights are in issue having the right to appeal this decision to the full Board. The decision of the Board shall be final as to any dispute.

      3.11   VOTING RECORD

      The officer or agent having charge of the Corporation's Member record books shall make a complete list of the Voting Members and Nonvoting Members (if applicable) entitled to vote at each meeting, with each class of Members being arranged in alphabetical order and with the address of, and the number of votes held by, each Member.

      3.12   QUORUM AND MAJORITY VOTE

      Presence in person or by proxy of Voting and/or Nonvoting Members representing AT LEAST 25% of the Voting and/or Nonvoting Members entitled to vote on each matter to be voted on at such meeting shall constitute a quorum at such meeting. A quorum shall not be lost by the departure of any Members before adjournment. Except as otherwise specifically provided in these By-Laws, the affirmative vote of a majority of those Voting and/or Nonvoting Members entitled to vote on any particular matter properly submitted to the meeting and present in person or by proxy at a meeting at which a quorum is in represented shall be necessary to decide in favor of such matter.

     3.13   PROXIES

     At all meetings of the Voting and/or Nonvoting Members, a Member entitled to attend and vote at such meeting may vote by proxy executed in writing by the Member or by the Member's duly authorized attorney-in-fact; PROVIDED, HOWEVER, that a proxy may only be given to and exercised by another Member in good standing of the Corporation. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be irrevocable, and any proxy may be revoked at any time in writing or in person at the meeting for which it was given. A proxy may only be given for a single meeting (which shall include any continuation or adjournment of such meeting).

     3.14   ACTION BY CONSENT OF MEMBERS

     Any action required to be taken, or which may be taken, at a meeting of the Voting and/or Nonvoting Members may be taken without a meeting and without prior notice, if the action is taken by all of the Voting and/or Nonvoting Members, as the case may be, entitled to vote on the action or if the action is taken by Voting and/or Nonvoting Members entitled to vote on the action representing not less than eighty (80%), or such higher percentage as may be required by the Act, or by the ARTICLES OF INCORPORATION, of the votes entitled to be cast on such matter.

                                     ARTICLE
                                        4
                                    DIRECTORS

     4.1   GENERAL POWERS

     The property and affairs of the Corporation shall be managed by its Board.

     4.2   NUMBER OF DIRECTORS; TERM OF OFFICE

           (a)   INITIAL BOARD OF DIRECTORS

                 The initial Board shall consist of three (3) individuals as designated in the Corporation's Articles of Incorporation. Each such director shall serve until the first annual meeting of the Members, if there are any Members of the Corporation, or until the first annual meeting of the Board of Directors, if there are no Members of the Corporation, as the case may be, and until such director's successor in office is appointed or elected and shall qualify.

           (b)   INCREASE OF BOARD OF DIRECTORS TO FOUR PERSONS WITHIN THREE
MONTHS

                 Within three (3) months after the date of the Corporation's incorporation, the Voting Members shall designate another individual to serve as an additional, fourth director, which person shall be a Franchisee or an individual who is an officer, director, partner, member, manager, or employee of a Franchisee, and, EXCEPT as otherwise hereinafter provided, the Board shall thereupon and thereafter consist of FOUR (4) INDIVIDUALS who shall be elected or appointed as hereinafter set forth. Such additional director shall serve until the first annual meeting of the Members, if there are any Members of the Corporation, or until the first annual meeting of the Board of Directors, if there are no Members of the Corporation, as the case may be, and until such director's successor in office is appointed or elected and shall qualify.

           (c)   COMPOSITION OF THE BOARD OF DIRECTORS

                 Except as otherwise provided herein, the Board shall consist of FOUR (4) INDIVIDUALS, who shall be elected or appointed as follows:

                   (i) THREE (3) of the directors shall be appointed by the Franchisor by notice of such appointment by Franchisor to the Corporation (the "FRANCHISOR DIRECTORS").

                   (ii) ONE (1) of the directors shall be elected by majority vote of all of the Members in the manner hereinafter set forth (the "FRANCHISEE DIRECTOR").

The number of directors, and their classification as Franchisor Directors or Franchisee Directors, may be changed at any time and from time to time by vote of the Voting Members of the Corporation; PROVIDED, HOWEVER, that the number of Franchisee Directors may never be fewer than one. Any such change in the number of directors by vote of the Voting Members shall be reflected as an amendment to these By-Laws.

          (d)   TERM OF OFFICE; REMOVAL

                (i) Each Franchisee Director shall hold office for a term commencing upon the date of such Franchisee Director's election and ending one (1) year thereafter or upon the date such Franchisee Director's successor is elected and takes office, SUBJECT, HOWEVER, to sooner removal as hereinafter provided. At a meeting of the Members called expressly for such purpose, any Franchisee Director may be removed, with or without cause, by majority vote of the Members then entitled to vote with respect to the election of a Franchisee Director.

                (ii) Each Franchisor Director shall hold office for a term commencing upon the date of such Franchisor Director's appointment and ending upon such Franchisor Director's death, resignation, removal by Franchisor (which removal may be effected by Franchisor at any time, with or without cause, by notice of such removal by Franchisor to the Corporation and to such Franchisor Director), such Franchisor Director's removal under Section 4.2(d)(iii) hereof.

                (iii) In addition to any other removal process provided for herein, the Board may, by the affirmative vote of AT LEAST THREE-FOURTHS (3/4THS) of the directors, remove any director for cause. Upon such vote, the Board shall give such director written notice of such director's removal and shall advise the Franchisor of such removal.

     4.3   ELECTION OF FRANCHISEE DIRECTOR(S)

     The Franchisee Director(s) shall be elected each year. Nominations for the Franchisee Director(s) to be elected for the upcoming year may be made only by Members in good standing. The schedule and process for making nominations and conducting elections shall be one of the following, as determined by the Secretary (unless otherwise directed by the Board):

      (a)   ELECTION BY MAIL-IN BALLOT

            (i) By October 1st of each year, the Members shall send their nominations for the Franchisee Director(s) to the Secretary, postage prepaid.

            (ii) By October 15th of such year, the Secretary shall send by U.S. mail to each Member eligible to vote a ballot containing the name of each nominee, along with, if timely furnished by the nominee, biographical data of such nominee and a statement of such nominee in support of such nominee's candidacy.

            (iii) Completed ballots must be sent to the Secretary, postage prepaid and postmarked no later than November 15th of such year.

            (iv) By November 30th of such year, the ballots shall be compiled and the votes tabulated by the Secretary. The winner shall be the candidate who is determined to have received the highest number of votes.

            (v) In the case of a tie as to the highest number of votes received, a run-off election shall be held via mail ballot between December 1st and December 20th of such year between the nominees with respect to which such tie exists. Such run-off election shall be held in the same manner prescribed herein for a regular election.

            (vi) If a run-off election should result in a tie, the matter shall be referred to the Board (EXCLUDING any Franchisee Director who is involved in the run-off) which shall determine the nominee to take office as such Franchisee Director.

            (vii) Within FIVE (5) DAYS after the election is completed, the Secretary shall certify the results to the chief executive officer who shall forthwith by mail announce the winner to all Members in good standing. Such announcement shall also set forth the name of each Franchisor Director to serve for the upcoming year.

      (b)   ELECTION AT MEETING

            (i) By October 1st of each year, the Members shall send their nominations for the Franchisee Director(s) to the Secretary, postage prepaid.

            (ii) By November 30th of such year, an annual or special meeting of the Members eligible to vote on the election of the Franchisee Director(s) shall be held.

            (iii) Ballots containing the name of each nominee, along with, if timely furnished by the nominee, biographical data of such nominee and a statement of such nominee in support of such nominee's candidacy, shall be distributed at or prior to the meeting.

            (iv) Completed ballots will be collected at such time during the meeting as may be designated by the secretary of the meeting.

            (v) The ballots shall then be compiled and the votes tabulated by the Secretary. The winner shall be the candidate who is determined to have received the highest number of votes.

            (vi) In the case of a tie as to the highest number of votes received, a run-off election shall be held, immediately, between the nominees with respect to which such tie exists. Such run-off election shall be held in the same manner prescribed herein for a regular election.

            (vii) If a run-off election should result in a tie, the matter shall be referred to the Board (EXCLUDING any Franchisee Director who is involved in the run-off) which shall determine the nominee to take office as such Franchisee Director.

            (viii) Unless announced at the meeting, within FIVE (5) DAYS after the election is completed, the Secretary shall certify the result to the chief executive officer who shall forthwith by mail announce the winner to all Members in good standing. Such announcement shall also set forth the name of each Franchisor Director to serve for the upcoming year.

     4.4   ELIGIBILITY TO BE DIRECTOR

      (a)  ELIGIBILITY TO BE FRANCHISEE DIRECTOR

           No individual shall be eligible to be a Franchisee Director UNLESS
(i) the principal amount of such individual's business time is devoted to operating one or more Outlets, AND (ii) such individual is (A) an "active employee," "active partner," "active member," or "active manager" of a Member in good standing, OR (B) a sole proprietor Member in good standing. For all purposes hereof, the terms "active employee," "active partner," "active member" or "active manager" of a Member shall mean an individual who is, respectively, a common law employee of such Member, a partner of such Member which is a partnership, a member of such Member which is a limited liability company managed by its members, or a manager of such Member which is a limited liability company managed by its manager(s), as the case may be, and who devotes AT LEAST 50% of such individual's business time to the management and operation of one or more Outlets of such Member.

      (b)  ELIGIBILITY TO BE FRANCHISOR DIRECTOR

           No individual shall be eligible to be a Franchisor Director unless such individual is an officer, director, manager, member, or employee of Franchisor, any Licensor, or any other Member of the Corporation.

      (c)  FAILURE OF ELIGIBILITY

           Whenever any Franchisor Director or Franchisee Director ceases to fulfill the eligibility requirements of this Section 4.4, such director's status as a director shall automatically and immediately terminate and the vacancy so created shall be filled in the manner hereinafter set forth in
Section 4.12.

      4.5  CHAIRPERSON AND VICE CHAIRPERSON

      (a)  ELECTION OF CHAIRPERSON AND VICE CHAIRPERSON

           The Board shall, by affirmative vote of a majority of the directors, annually elect a Chairperson and a Vice Chairperson from among the directors, each of whom shall serve until he or she ceases to serve as a director or until his or her successor as Chairperson or Vice Chairperson, as the case may be, is elected. A Chairperson or Vice Chairperson may succeed himself or herself in office.

      (b)  DUTIES OF CHAIRPERSON AND VICE CHAIRPERSON

           Unless otherwise directed by the Board, the Chairperson of the Board shall preside at all meetings of the Board and the Members and shall represent the Corporation at meetings and seminars that concern the Corporation (PROVIDED, HOWEVER, that, unless otherwise directed by the Board, the chairperson may designate any other officer of the Corporation to so represent the Corporation). In the absence of the Chairperson or the chairperson's inability to perform, the Vice Chairperson shall perform the duties of the Chairperson.

      4.6  PURPOSES AND DUTIES OF THE BOARD

           The general purpose and duty of the Board is to manage the affairs and property of the Corporation. In this regard, BUT NOT BY WAY OF LIMITATION, it shall be the duty and purpose of the Board:

      (a)  ADVERTISING, PUBLICITY, AND PROMOTIONAL PROGRAMS OF THE CORPORATION

           To manage and supervise all advertising, publicity, and promotional programs of the Corporation, INCLUDING, BUT NOT LIMITED TO:

          (i) The evaluation and approval of all advertising, publicity, and promotional programs of the corporation (all such programs to be approved by, or be undertaken in accordance with standards set by, the Franchisor) and to establish the fiscal policies relative thereto.

          (ii) The planning and approval of each year's advertising, publicity, and promotional programs of the Corporation within the limits of an estimated budget based on projected contributions.

         (iii) The review from time to time of the performance of the advertising agency or agencies and/or public relations firm or firms employed by the Corporation and the determination whether any a change in any such agency or firm should be made.

      (b)  ESTABLISHMENT OF RULES AND REGULATIONS

           To establish, and amend from time to time as deemed advisable, such rules and regulations as the Board may deem advisable with respect to contributions, membership, meetings, and other matters concerning the Members of the Corporation.

      (c)  PERFORMANCE OF ACTS AND FUNCTIONS GRANTED UNDER ARTICLES OR BY-LAWS

          (i) To perform all acts and functions granted to the Board by the Articles of Incorporation and By-Laws of the Corporation, as either or both may be amended or restated from time to time, and all acts reasonably related thereto.

     4.7  ANNUAL AND REGULAR MEETINGS

     An annual meeting of the Board shall be held during each year at such time and place as the Chairperson of the Board may designate or as may be otherwise directed by the Board. The Board may provide by resolution the time and place, either within or without the Commonwealth of Kentucky, for the holding of regular meetings without other notice than such resolution.

     4.8  SPECIAL MEETINGS

     Special meetings of the Board may be called by, or at the request of, the Chairperson of the Board or, if the Corporation has more than one director, any two directors. All special meetings of the Board shall be held at the principal office of the Corporation or such other place as may be specified in the notice of the meeting.

     4.9  NOTICE

     Notice of the annual meeting of the Board shall be given at least thirty
(30) days prior thereto by written notice to the directors, and notice of any special meeting of the Board shall be given at least two days prior thereto by written notice to the directors. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

     4.10 QUORUM

     Three-fourths of the number of directors fixed by, or determined in accordance with, the Articles of Incorporation shall constitute a quorum for the transaction of business at any meeting of the Board, PROVIDED HOWEVER, that if fewer than three-fourths of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     4.11 MANNER OF ACTING

     The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless otherwise required by the Articles of Incorporation or these By-Laws. Upon demand of any director, voting upon any matter before the meeting shall be by secret ballot.

     4.12 VACANCIES

     Any vacancy occurring in the Board by reason of the death, resignation, or removal of a Franchisor Director shall be filled by appointment of the Franchisor, which appointment shall be effected by the delivery of written notice of appointment to the Secretary of the Corporation.

Any vacancy occurring in the Board by reason of the death, resignation, or removal of a Franchisee Director shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board.
A director appointed or elected to fill a vacancy shall be appointed or elected for the unexpired term of such director's predecessor in office. Any directorship to be filled by reason of an increase in the number of Franchisor Directors shall be filled by appointment of the Franchisor, which appointment shall be effected by the delivery of written notice of appointment to the Secretary of the Corporation. Any directorship to be filled by reasons of an increase in the number of Franchisee Directors may be filled by the Board for a term of office continuing only until the next election of directors by the Members.

     4.13  COMPENSATION

           All directors shall serve without compensation. Reasonable expenses of directors incurred to attend annual, regular, or special meetings of the Board shall be reimbursed by the Corporation; PROVIDED, HOWEVER, that such expenses are not in excess of the actual cost of traveling from and returning to the director's home city, lodging, meals, and other reasonable and necessary expenses. The Board may also direct that the Corporation reimburse directors, officers of the Corporation, and others for their reasonable expenses of attending seminars or other events at the direction of the Board.

     4.14  GUESTS AT BOARD MEETINGS

           Members in good standing, agency representatives, and special guests may attend meetings of the Board and, at the discretion of the chairman of the meeting, may participate in, but not vote at, such meeting; PROVIDED, HOWEVER, that the Board shall exclude from any meeting any person, other than a director, whose presence at such meeting is objected to by two or more directors.

     4.15  GOVERNANCE OF MEETINGS

           The Chairperson of the Board and the Secretary of the Corporation shall act as the chairman and secretary, respectively, at each Board meeting.

     4.16  ACTION BY WRITTEN CONSENT

           Any action required or permitted to be taken by the Board at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

                                       ARTICLE
                                          5

                                       OFFICERS

     5.1  CLASSES

          The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board. Any two or more officers may be held by the same person.

     5.2  ELECTION AND TERM OF OFFICE

          The officers of the Corporation shall be elected by the Board at the first, and thereafter at each annual, meeting of the Board. If the election of officer shall not be held at any such meeting, such election shall be held as soon thereafter as is practicable. Vacancies may be filled or new officers created and filled at any meeting of the Board. Each officer shall hold office until such officer's successor shall be duly elected or until such officer's death or until such officer shall resign or shall have been removed in the manner hereinafter provided.

     5.3  REMOVAL AND RESIGNATIONS

          Any officer or agent elected or appointed by the Board may be removed by the Board whenever, in the Board's judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     5.4  VACANCIES

          A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board for the unexpired portion of the term.

     5.5  CHAIRPERSON OF THE BOARD

          The Chairperson of the Board, if that office be created and filled, shall, unless otherwise provided by the Board, be the chief executive officer of the Corporation and, if such, shall, in general, supervise and control the affairs and business of the Corporation, subject to control by the Board. The Chairperson of the Board shall preside at all meetings of the Members and the Board.

     5.6  PRESIDENT

          The President, UNLESS a Chairperson is appointed and serving as chief executive officer pursuant to Section 5.5, shall be the chief executive officer of the Corporation. If no Chairperson has been appointed or, in the absence of the Chairperson, and any Vice Chairperson, the President shall preside at all meetings of the Members and of the Board. Except as otherwise specifically provided by the Board or by these By-Laws, or as otherwise required by law, the President may sign any deeds, mortgages, guarantees, licenses, bonds, contracts or other instruments on behalf of the Corporation. Subject to the power and authority of any Chairperson serving as the chief executive officer pursuant to Section 5.5, the President shall, in general, perform all duties incident to the office of President (INCLUDING, BUT NOT LIMITED TO, the responsibility and authority over the staff of the Corporation and the power and authority to employ, train, assign work to, and discharge staff personnel) and such other duties as may be prescribed by the Board from time to time. Unless otherwise ordered by the Board, and subject to the power and authority of the Board, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meetings of shareholders of any corporation in which the Corporation may hold stock, and at any such meeting shall hold and may exercise all rights incident to the ownership of such stock which the Corporation, as owner, would have had and exercised if present. The Board, Chairperson of the Board, or President may confer like powers on any other person or persons. If a Chairperson is serving as the chief executive officer pursuant to Section 5.5, the President shall report to, and be subject to the direction and control of, such Chairperson, and the Chairperson may, in the Chairperson's sole discretion (unless otherwise provided by the Board) directly exercise any power and authority of, and directly take any actions which could be taken by, the President with respect to the Corporation. The president may also be referred to as the "EXECUTIVE DIRECTOR" of the Corporation. Unless otherwise directed by the Chairperson of the Board or the Board, the President shall approve all nonbudgeted expenditures for any project or program EXCEPT TO THE EXTENT such expenditures are greater than FIVE THOUSAND DOLLARS ($5,000.00).

     5.7  VICE PRESIDENT

          In the absence of the President, or in the event of the President's inability or refusal to act, the Vice President, if that office be created and filled (or, in the event there shall be more than one Vice President, the Vice Presidents in order designated at the time of their election, or in the absence of any designation, then in the order of their election), shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such duties as from time to time may be assigned to such Vice President by the Chairperson of the Board, the President, or the Board.

     5.8  TREASURER

          The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies and other depositors as shall be selected in accordance with the provisions of Section 6.4; and, in general, perform all the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to the treasurer by the Chairperson of the Board, the President, or the Board. If required by the Board, the Treasurer shall give a bond for the faithful discharge of the Treasurer's duties in such sum and with such surety or sureties as the Board shall determine.

     5.9  SECRETARY

          The Secretary shall (a) keep the minutes of meetings of the Members and the Board in one or more books or files provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal, if any, of the Corporation; (d) keep a register of the mailing address of each Member and director; (e) have general charge of the Member record books of the Corporation; AND (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chairperson of the Board, the President, or by Board.

     5.10 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES

          The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chairperson of the Board, the President, or the Board. The Assistant Treasurer, if that office shall be created and filled, shall, if required by the Board, give bond for the faithful discharge of his duty in such sum and with such surety as the Board shall determine.

     5.11 COMPENSATION

          The compensation of the officers of the Corporation shall be fixed from time to time by the Board, and no officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the Corporation.


                                       ARTICLE
                                          6

                            CONTRACTS, LOANS, CHECKS AND DEPOSITS

     6.1  CONTRACTS

          The Board may authorize any officer or officers, agent or agents, to enter into any contract and execute and deliver any instruments in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

     6.2  LOANS

          No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

     6.3  CHECKS, DRAFTS, ETC.

          All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as shall, from time to time, be determined by resolution of the Board or these By-Laws.

     6.4  DEPOSITS

          All funds of the Corporation not otherwise employed shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies and other depositories as the Board may select.

     6.5  ANNUAL COMPILATION

          An annual compilation by the Corporation's certified public accountants of the financial books and records of the Corporation shall be ordered by the Board at the close of each fiscal year of the Corporation, and a complete copy of such compilation shall be mailed to each director with the opinions, if any, furnished by the accountants. The Board may, from time to time upon the affirmative vote of a majority of the directors, direct that the financial books and records be subject to annual review or audit in lieu of a compilation.


                                       ARTICLE
                                          7

                              EXECUTIVE AND OTHER COMMITTEES

     7.1  EXECUTIVE COMMITTEE

          The Board, by resolution adopted by a majority of the full Board, may designate from among its members an Executive Committee.

          (a)  AUTHORITY

               When the Board is not in session, the Executive Committee shall have and may exercise all of the authority of the Board, except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee, and except also that the Executive Committee shall not have the authority of the Board in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending these By-Laws.

          (b)  TENURE AND QUALIFICATIONS

               Each member of the Executive Committee shall hold office until the next regular meeting of the Board following his designation and until such member's successor shall be duly designated and qualified.

          (c)  MEETINGS

               Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

          (d)  QUORUM

               A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof. Action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

          (e)  ACTION WITHOUT A MEETING

               Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

          (f)  VACANCIES

               Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board.

          (g)  Resignations and Removal

               Any member of the Executive Committee may be removed at any time, with or without cause, by resolution adopted by a majority of the full Board. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     7.2  OTHER COMMITTEES

          The Board, by resolution adopted by a majority of the full Board, may designate from among its members such other committees as from time to time it may consider necessary or appropriate to conduct the affairs of the Corporation. Each such committee shall have such power and authority as the Board may, from time to time, legally establish for it. The tenure and qualifications of the members of each committee; the time, place and organization of such committee's meetings; the notice required to call any such meeting; the number of members of each such committee that shall constitute a quorum; the affirmative vote of the committee members required effectively to take action at any meeting at which a quorum is present; the action that any such committee can take without a meeting; the method in which a vacancy among the members of such committee can be filled and the procedures by which resignations and removals of members of such committee shall be acted upon or accomplished shall be fixed by the resolution adopted by the Board relative to such matters.

                                       ARTICLE
                                          8

                                     MISCELLANEOUS

     8.1  AMENDMENTS

          (a)  AUTHORITY TO ALTER, AMEND, OR REPEAL

               The Board shall have the power and authority to alter, amend or repeal these By-Laws by the vote of THREE-FOURTHS (3/4THS) of the entire Board; PROVIDED, HOWEVER, that the maximum rate of contribution that the Board may require to be made by Members may only be changed by the affirmative vote of the Members as otherwise provided in these By-Laws.

          (b)  PROCEDURE

               All proposed alterations, amendments, or repeals with respect to these By-Laws shall be submitted in writing to the directors at least TEN
(10) DAYS prior to the meeting at which the proposed alteration, amendment, or repeal is to be introduced. Any proposed alteration, amendment, or repeal may be changed by action of the Board at any meeting prior to the Board's vote on such amendment at such meeting. A director's presence in person or by proxy at any meeting at which a proposed alteration, amendment, or repeal is considered shall be deemed a waiver of such TEN (10) DAY notice unless attendance is expressly for the purpose of objecting, at the beginning of such meeting, to the transaction of business because the meeting is not lawfully called or convened. Alternatively, any proposed alteration, amendment, or repeal may be effected by written resolution of the Board adopted by unanimous consent without any requirement of prior notice.

     8.2  FISCAL YEAR

          The Board shall have the power to fix, and from time to time change, the fiscal year of the Corporation. Unless and until so fixed or changed, the fiscal year of the Corporation shall be the calendar year.

     8.3  SEAL

          The Board may adopt a corporate seal in any form which the Board may deem advisable.

     8.4  NOTICES

          (a)  DELIVERY OF NOTICE

               Except as may otherwise be required by law, all notices, demands, requests, consents, approvals, waivers, proxies, offers, counteroffers or other communications required or permitted under this By-Laws shall be in writing and (i) delivered by personal delivery to such intended recipient, which personal delivery shall be evidenced by a written receipt therefor signed by such recipient, (ii) sent by United States certified, registered or express mail, return receipt requested, postage prepaid, or by reputable express delivery service (such as Federal Express, UPS, Airborne, Purolator, or DHL), fees prepaid, addressed to the intended recipient thereof, at the address listed for such party in the records of the Corporation, or at such other address as such party shall furnish in writing to the Corporation, or (iii) transmitted by fax to such intended recipient at the fax number listed for such party in the records of the Corporation (or such other fax number as such party shall furnish in writing to the Corporation), receipt of which transmission shall be confirmed by such recipient.

          (b)  EFFECTIVE DATE OF NOTICE

               Except as may otherwise be required by law, all such notices, demands, requests, consents, approvals, waivers, proxies, offers, counteroffers or other communications shall be effective upon being personally delivered and properly receipted, upon being properly addressed and deposited in the United States mail or with a reputable express delivery service or upon being transmitted by fax and properly receipted, as set forth above.

     8.5  WAIVER OF NOTICE

          Whenever any notice is required to be given under the provisions of these By-Laws, the Articles of Incorporation, or any applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

     8.6  CONSTRUCTION

          Unless the context specifically requires otherwise, any reference in these By-Laws to any gender shall include all other genders; any reference to the singular shall include the plural; and any reference to the plural shall include the singular.

                                    THE ABOVE BY-LAWS OF THIS CORPORATION
                                    WERE ADOPTED BY the BOARD AND APPROVED BY
                                    THE SOLE VOTING MEMBER AS OF DECEMBER 28,
                                    1995.

                                    /s/ JAMES MULROONEY
                                    -------------------
                                    JAMES M. MULROONEY, SECRETARY